EXHIBIT 10(i)

CHANGE IN CONTROL AGREEMENT

        THIS AGREEMENT ("Agreement") is effective the 14th day of February, 2003, by and between Myers Industries, Inc. an Ohio corporation (the "Company") and John C. Orr ("Executive").

R  E  C  I  T  A  L  S:

        A.   The Executive serves as the Chief Operating Officer and is considered a key corporate officer of the Company.

        B.   The Company has entered into an employment letter with Executive dated April 14, 2003 ("Employment Letter").

        C.   The Company has determined that the interests of the Company and the Company's shareholders will be best served by assuring that its key corporate officers will adhere to the policies of the Board of Directors with respect to any event by which another entity would acquire effective control of the Company.

        IN CONSIDERATION OF THE FOREGOING, the mutual covenants hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive agree as follows:

        1.   Duties of Executive. Executive shall support the position of the Board of Directors and senior management and shall take any action reasonably requested by the Board of Directors with respect to any event by which another entity would acquire effective control of the Company.

        2.   Termination of Employment Following Change in Control.

           2.1    Conditions to Payment of Change in Control Benefits. Notwithstanding the provisions contained in the Employment Letter under "Termination," upon the occurrence of a "Change in Control" (as defined in Section 2.5), the compensation and benefits described in Section 2.2 (the "Change in Control Benefits") shall be paid and provided to the Executive if any of the following circumstances apply:

                (A)    The Executive's employment with the Company, or its successor, is terminated due to a "Termination of Employment Without Cause" (as defined in the Employment Letter) prior to the third anniversary of the date that the Change in Control becomes effective; or

                 (B)   The Executive terminates his employment with the Company, or its successor, due to a "Termination of Employment for Good Reason" (as defined in the Employment Letter) prior to the third anniversary of the date that the Change in Control becomes effective.

          The Executive will not be eligible to receive the Change in Control Benefits under the following circumstances:

                (X)   The Executive's employment with the Company, or it successor, is terminated due to a "Termination of Employment for Cause" (as defined in the Employment Letter) at any time by the Company, or its successor;

                (Y)   The Executive's employment with the Company, or its successor, is terminated at any time as a result of the Executive's death, Disability or retirement (unless he retires prior to his attainment of age 65 in which case he may be eligible for Change in Control Benefits if he otherwise satisfies the condition set forth in Sections 2.1(B) above); or

               (Z)   The Executive terminates his employment with the Company, or its successor, due to "Other Than Good Reason" (as defined in the Employment Letter) on or after the first anniversary of the date that the Change in Control becomes effective.

          2.2   Change in Control Benefits. If the Executive satisfies any of the conditions set forth in Sections 2.1(A) or (B), the Company, or its successor, shall pay or provide the amounts or benefits listed below. The compensation described in Sections 2.2 (A), (B), (C) and (G) shall be paid by the Company to the Executive in a lump sum (without a present value reduction) on or before the 14th day following the "Termination Date" (being the date upon which Executive's termination of employment becomes effective).

               (A)   Base Salary to Termination Date. The Company will pay the Executive his full "Base Salary" (as defined in the Employment Letter) through the Termination Date at the rate in effect at the Termination Date or immediately preceding the date on which the Change in Control becomes effective, whichever is higher.

                (B)   Base Salary. The Company shall pay to the Employee an amount equal to the Employee's annual Base Salary (at the rate in effect at the time Notice of Termination is given or immediately preceding a Change in Control, whichever is higher), multiplied by three.

               (C)   Incentive or Bonus Compensation. The Company will pay to the Executive (1) all outstanding bonuses which accrued prior to the Termination Date under the Company's 50/25/25 bonus payment plan, and (2) an incentive award in an amount equal to the highest incentive compensation award earned by the Executive in any of the three calendar years immediately preceding the calendar year in which the Change in Control becomes effective, multiplied by three.

               (D)   Stock Plans. The Executive shall be entitled to immediate vesting of all stock options, restricted stock awards, and other stock or similar arrangements in which he participates. Notwithstanding any plan provisions to the effect that rights under any such plan terminate upon termination of employment, the Executive shall be given the longer of any period stated in such plan or agreement or 90 days after the Termination Date to realize or exercise all rights or options provided under such plans.

               (E)   Medical, Disability and Life Insurance. The Company shall maintain in full force and effect for the Executive's continued benefit until the earlier of the third anniversary of the Termination Date, or the calendar month in which the Executive reaches the age of 67, all medical, life, and accidental death and dismemberment insurance (including conversion rights), with coverage and limits identical to those in effect with respect to the Executive (and dependents) immediately prior to the Change in Control.

          The Company shall pay the premium and gross up payments for the Executive on the insurance listed under "Disability"in the Employment Letter, for a period ending the earlier of (i) three years after the Termination Date, (ii) the termination of the policy under its terms in effect at the Termination Date, or (iii) the calendar month in which the Executive reaches the age of 67. For the sole purpose of determining the Executive's eligibility to participate in the Company's medical, life, and accidental death and dismemberment insurance plans, the Executive shall be considered to be on a paid leave of absence as long as he is receiving benefits under this Agreement.

          In lieu of the benefits provided to Executive under this Section 2.2(E), within six months after the Termination Date, the Executive may irrevocably elect in writing to receive a lump sum cash payment. The payment will equal the Company's current cost to provide the medical insurance benefits over the remaining period (without a present value reduction). The amount payable under this Section shall be paid by the Company to the Executive on or before the 14th day following the receipt by the Company of the written notice from the Executive.

               (F)   Executive Supplemental Retirement Plan. For purposes of calculating the Executive's benefits under the Company's Executive Supplemental Retirement Plan (the "SERP"), the Executive's years of service shall be increased by three years and the Executive's attained age shall be increased by three years. The purpose of this provision is to provide the Executive with qualifications under the SERP as though he was employed for an additional three years. The terms of this Section 2.2(F) shall supersede any contrary provisions of the SERP.

               (G)   Outplacement Fees. For a period not to exceed one year after the Termination Date, the Company will pay the reasonable expenses associated with the outplacement of the Executive into a position comparable to that held by the Executive prior to the Change in Control through a professional placement firm and in an amount not to exceed $35,000.

          2.3   Overall Limitation on Benefits. Notwithstanding any provision in this Agreement to the contrary, and as stated in the Letter Agreement, if the compensation and benefits provided to the Executive pursuant to or under this Agreement, either alone or with other compensation and benefits received by the Executive, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), or the regulations adopted or proposed thereunder, then the compensation and benefits payable pursuant to or under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. The Executive or any other party entitled to receive the compensation or benefits hereunder may request a determination as to whether the compensation or benefit would constitute a parachute payment and, if requested, such determination shall be made by independent tax counsel selected by the Company and approved by the party requesting such determination. In the event that any reduction is required under this Section 2.3, the Company shall consult with the Executive in determining the order in which compensation and benefits shall be reduced.

          2.4   Other Employment. The Executive shall not be required to mitigate the amount of any payment provided for under Section 2 by seeking other employment. Moreover, the amount of any payment provided for under Section 2 shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive by another employer or as a result of the Executive being self-employed after the Termination Date.

          2.5   Change in Control. The term "Change in Control" shall mean the occurrence of any one of the following events:

                (a) individuals who, on May 1, 2002, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 1, 2002 whose election or nomination for election was approved by a vote of at least 2/3rds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                (b) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:

                (i) by the Company or any Subsidiary,

                (ii) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary,

                (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities,

                (iv) pursuant to a Non-Control Transaction (as defined in paragraph (c)), or

                (v) a transaction (other than one described in (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors then on the Board approve a resolution providing expressly that the acquisition pursuant to this clause (v) does not constitute a Change in Control under this paragraph (b);

                (c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

                (i) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Entity"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors ("Total Voting Power") of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

                (ii) no person (other than any employee benefit plan (or related trusts) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Total Voting Power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), and

                (iii) at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Control Transaction"); or

                (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

                Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than one percent, a Change in Control of the Company shall then occur.

        3.   Legal Fees. The Company shall pay all legal fees and expenses incurred by the Executive in enforcing any right or benefit provided by this Agreement.

        4.   Term of Agreement. This Agreement shall continue in effect until the earliest to occur of the following:

              (a) the last day of the 36th month after a Change in Control occurs; or

      (b) the date as of which the Executive is removed or resigns from his then titled position immediately before his removal or resignation, unless such removal or resignation occurs after a Change in Control and is for other than Cause, Disability, retirement or death, in the case of removal, or for Good Reason, in the case of resignation.

              In the event that the Executive becomes entitled to the compensation or benefits provided in the Employment Letter before an event of termination occurs as provided in this Section 4, such compensation and benefits shall continue for the period provided in the Employment Letter notwithstanding the occurrence of such event of termination.

        5.   Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, provided that all notices to the Company shall be directed to the attention of the President of the Company with a copy to the General Counsel of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

       6.   Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar provisions or conditions at the same or at any prior or subsequent time.

        7.   Validity. The validity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

        8.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original by all of which together will constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date above first written.

Myers Industries, Inc.

By:/s/ Kevin C. O'Neil
Kevin C. O'Neil, General Counsel and Assistant Secretary

Executive:

/s/ John C. Orr
John C. Orr